UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016

RUBY TUESDAY, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-12454	63-0475239
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

150 West Church Avenue

Maryville, Tennessee 37801

(Address of Principal Executive Offices)

(865) 379-5700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instructions A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT

Senior Credit Facility Waiver

On December 31, 2016, Ruby Tuesday, Inc. (the “Company”) entered into a waiver (the “Senior Credit Facility Waiver”) relating to its previously-disclosed four-year revolving credit agreement with Bank of America, N.A., as Administrative Agent; Wells Fargo, National Association; and Regions Bank (the “Senior Credit Facility”). The description of the Senior Credit Facility set forth under Item 1.01 in the Company’s Current Report on Form 8-K dated December 3, 2013 (the “2013 8-K”) is incorporated by reference herein.

While negotiations to amend the Senior Credit Facility are ongoing, the Administrative Agent and the lenders under the Senior Credit Facility have granted the Company a limited waiver relating to the covenant requiring the Company to maintain a consolidated fixed charge coverage ratio of not less than 1.65:1.00. As of November 29, 2016, the Company was not in compliance with this covenant. There are no assurances that the lenders under the Senior Credit Facility will waive any future covenant violations of, or agree to any amendments to, the Senior Credit Facility.

The Senior Credit Facility Waiver is effective from December 31, 2016 until the earliest to occur of (i) certain defaults or events of default under the Senior Credit Facility, (ii) the breach of any obligation or covenant under the Senior Credit Facility Waiver, (iii) the exercise of any default remedies by the holders of certain other indebtedness of the Company, and (iv) January 31, 2017. Among other things, the Senior Credit Facility Waiver restricts the ability of the Company to make certain acquisitions and investments, and reduces the amount the Company may borrow pursuant to the revolving loan commitment under the Senior Credit Facility from $50.0 million (including a $25.0 million sublimit for standby letters of credit), to $16.1 million through January 31, 2017. As of the date hereof, the Company has no amounts drawn under the revolving loan commitment under the Senior Credit Facility, and has $11.1 million drawn under standby letters of credit under the Senior Credit Facility.

Mortgage Loan Waiver

On December 30, 2016, the Company entered into a waiver (the “Mortgage Loan Waiver”) relating to certain of its mortgage loan obligations (the “Loan Documents”) with First Tennessee Bank, N.A., as lender.  While negotiations to amend the Loan Documents are ongoing, the Mortgage Loan Waiver grants the Company a limited waiver relating to compliance with the covenant in the Loan Documents requiring the Company to maintain a minimum consolidated fixed charge coverage ratio of not less than 1.65:1.00. As of November 29, 2016, the Company was not in compliance with this covenant. There are no assurances that the lenders under the Loan Documents will waive any future covenant violations of, or agree to any amendments to, the Loan Documents.

The Mortgage Loan Waiver is effective from December 31, 2016 until the earliest to occur of (i) certain defaults or events of default under the Loan Documents and (ii) January 31, 2017. As of November 29, 2016, the Company had $14.8 million in mortgage loan obligations outstanding.

The foregoing descriptions of the Senior Credit Facility Waiver and the Mortgage Loan Waiver are summaries only, and are qualified in their entirety by reference to the complete text of the Senior Credit Facility Waiver and the Mortgage Loan Waiver, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Senior Credit Facility Waiver, dated as of December 31, 2016.

10.2	Mortgage Loan Waiver, dated as of December 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2017

RUBY TUESDAY INC.

By:	/s/ Sue Briley
Sue Briley
Chief Financial Officer